Exhibit 1.1

The Dow Chemical Company

130,434,783 Shares1
Common Stock
($2.50 par value)

Underwriting Agreement

New York, New York
May 6, 2009

To the Representatives
   named in Schedule I
   hereto of the several
   Underwriters named in
   Schedule III hereto

Ladies and Gentlemen:

The Dow Chemical Company, a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of common stock, $2.50 par value (“Common Stock”), of the Company set forth in Schedule I hereto (the “Company Underwritten Securities”), and the persons named in Schedule II hereto (the “Selling Stockholders”) propose, severally and not jointly, to sell to the several Underwriters the number of shares of Common Stock set forth in Schedule II hereto (the “Selling Stockholder Underwritten Securities” and, together with the Company Underwritten Securities, the “Underwritten Securities”).  The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule II hereto to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after

1                Plus an option to purchase from the Selling Stockholders, up to 19,565,217 additional Securities to cover over-allotments.

the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 20 hereof.

On April 1, 2009, pursuant to an Agreement and Plan of Merger dated July 10, 2008, among the Company, Rohm and Haas Company, a Delaware corporation (“Rohm and Haas”) and Ramses Acquisition Corp. (“Merger Sub”), a direct, wholly owned subsidiary of the Company, the Company completed the acquisition of Rohm and Haas through the merger of Merger Sub with and into Rohm and Haas, with Rohm and Haas as the surviving corporation and becoming a wholly owned subsidiary of the Company (such transaction, the “Acquisition”).

The Selling Stockholders are the owners of Cumulative Perpetual Preferred Stock, Series B (the “Preferred Securities”), of the Company and have entered into an agreement, dated May 5, 2009 (the “Purchase Agreement”), with the Company pursuant to which the Selling Stockholders have agreed, among other things, to sell (the “Preferred Securities Sale”) a portion of the Preferred Securities in consideration for shares of Common Stock.  The number of shares of Common Stock to be issued for each Preferred Security shall be determined by dividing the Original Purchase Price (as such term is defined in the Certificate of Designations governing such Preferred Securities) of such Preferred Security, plus accrued and unpaid dividends and any dividends added to the Liquidation Preference (as such term is defined in the Certificate of Designations governing such Preferred Securities) to the Closing Date (with respect to the Preferred Securities purchased by the Company in consideration for the Selling Stockholder Underwritten Securities) or the Settlement Date (with respect to the Preferred Securities purchased in consideration for the Option Securities) by the public offering price per share of Common Stock as set forth on the cover of the Final Prospectus (as defined below), less the underwriting discount.

1.            Representations and Warranties.  (a)   The Company represents and warrants to, and agrees with, each Underwriter and each Selling Stockholder as of the Execution Time and as of each Closing Date (as defined in Section 3) as set forth below in this Section 1.

(i)          The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 on Form S-3 (File No. 333-140859), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 40l (g)(2) under the Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission.  The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with

Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(ii)         On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (each, a “Settlement Date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(iii)        At the Execution Time, (i) the Disclosure Package and (ii) each electronic road show when taken together as a whole with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(iv)        (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(v)         (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(vi)        Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(vii)       The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder then in effect and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii)      The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”).

(ix)         Union Carbide Corporation (“UCC”) and Rohm and Haas are the only subsidiaries of the Company that qualify as a “significant subsidiary” under Section 1-02(w) of Regulation S-X. Each of UCC and Rohm and Haas has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; each of UCC and Rohm and Haas is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock of each of UCC and Rohm and Haas has been duly authorized and validly issued, is fully paid and non-assessable and (except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

(x)          The Company has outstanding capital stock as set forth in the Disclosure Package and the Final Prospectus (except for subsequent issuances as described in the Disclosure Package and the Final Prospectus pursuant to employee benefit plans or pursuant to the exercise of convertible securities or options and except for repurchases in connection with open market or repurchase plans or redemptions of shares of preferred stock).  All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and non-assessable and conform to the description thereof contained in the Disclosure Package and the Final Prospectus.  The Company Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement, when issued and delivered by the Company to and paid for by the Underwriters pursuant to this Agreement, will have been validly issued, fully paid and non-assessable and conform to the description thereof contained in the Disclosure Package and the Final Prospectus; and the stockholders of the Company do not have, and will not have on the Closing Date, any preemptive rights with respect to the Company Underwritten Securities.

(xi)         This Agreement has been duly authorized, executed and delivered by the Company.

(xii)        The Purchase Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by each of the other parties thereto) constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.  The Selling Stockholder Underwritten Securities and the Option Securities (collectively, the “Selling Stockholder Securities”) have been duly authorized for issuance pursuant to the Purchase Agreement, when issued and delivered by the Company to the Selling Stockholders in consideration for the sale of the Preferred Securities as contemplated by the Purchase Agreement, will have been validly issued, fully paid and non-assessable and conform to the description thereof contained in the Disclosure Package and the Final Prospectus; and the stockholders of the Company do not have, and will not have on the Closing Date, any preemptive rights with respect to the Selling Stockholder Securities.

(xiii)       The statements in each of the Disclosure Package and the Final Prospectus under the captions “Description of the Financing Transactions,” Description of the Common Stock,” “Certain United States Federal Tax Considerations for Non-U.S. Holders,” “Underwriting” and “Description of Capital Stock,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

(xiv)       The issuance and sale of the Securities and the compliance by the Company with all of the provisions of the Securities and this Agreement and the consummation of the transactions therein and herein contemplated, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, UCC or Rohm and Haas pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, UCC or Rohm and Haas is a party or by which the Company, UCC or Rohm and Haas is bound or to which any property or assets of the Company, UCC or Rohm and Haas is subject, which would reasonably be expected to have a Material Adverse Effect or affect the validity of the Securities or the legal authority of the Company to comply with the Securities or this Agreement; nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or the Bylaws of the Company; nor will such action result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body in the United States having jurisdiction over the Company, UCC or Rohm and Haas or any of their properties, which would reasonably be expected to have a Material Adverse Effect or affect the validity of the Securities or the legal authority of the Company to comply with the Securities or this Agreement.

(xv)        No consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body in the United States having jurisdiction over the Company is required for the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act and such as may be required by the securities or Blue Sky laws of the various states and the securities laws of any jurisdiction outside the United States in which the Securities are offered.

(xvi)       Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries is pending or, to the Company’s knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(xvii)      Since the dates as of which information is given in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof), there has not been (i) any material change in the capital stock (other than changes pursuant to open market or repurchase plans or employee benefit plans or changes resulting from the conversion or redemption of outstanding shares of preferred stock or convertible debt) or long-term debt of the Company and its consolidated subsidiaries considered as a whole, or (ii) any material adverse change, in or affecting the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, otherwise than, in the case of (i) or (ii) above, as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof).

(xviii)     Deloitte & Touche LLP, who has audited certain financial statements of the Company and its consolidated subsidiaries (which do not include Rohm and Haas and its subsidiaries) and delivered their report with respect to the audited consolidated financial statements and schedules of the Company and its consolidated subsidiaries (which do not include Rohm and Haas and its subsidiaries) included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(xix)       PricewaterhouseCoopers LLP, who has audited certain financial statements of Rohm and Haas and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements of Rohm and Haas included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent certified public accountants with respect to Rohm and Haas under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations.

(xx)        The Company’s consolidated historical financial statements and schedules (which do not include Rohm and Haas and its subsidiaries) incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Prospectus Supplement Summary — Summary Historical Financial and Other Data of Dow” and “Selected Historical Financial and Other Data of Dow” in the Disclosure Package and the Final Prospectus fairly present, in all material respects, the information set forth therein on a basis consistent with that of the Company’s audited financial statements incorporated by reference in the Disclosure Package and the Final Prospectus.

(xxi)       The consolidated historical financial statements of Rohm and Haas and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of Rohm and Haas as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Prospectus Supplement Summary — Summary Historical Financial and Other Data of Rohm and Haas” and “Selected Historical Financial and Other Data of Rohm and Haas Company” in the Disclosure Package and the Final Prospectus fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements of Rohm and Haas and its consolidated subsidiaries incorporated by reference in the Disclosure Package and the Final Prospectus.

(xxii)      The pro forma combined condensed financial information of the Company and its consolidated subsidiaries and the related notes thereto included in the Disclosure Package and the Final Prospectus have been prepared in accordance with the Commission’s rules with respect to pro forma financial information, and the adjustments used therein are appropriate to give effect to the transactions and circumstances described therein.  The pro forma combined condensed financial information included in the Disclosure Package and the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma combined condensed financial information included in the Disclosure Package and the Final Prospectus.  The pro forma combined condensed financial information included in the Disclosure Package and the Final Prospectus complies as to form in all material respects with the applicable requirements of Article 11 of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that information.

(xxiii)     The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxiv)     No material, collective labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened that would reasonably be expected to have a Material Adverse Effect.

(xxv)      Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries are in compliance in all material respects with all applicable laws (including all applicable laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (collectively “Environmental Laws”)), ordinances, rules, regulations, and requirements of governmental authorities, except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) noncompliance therewith would not have a Material Adverse Effect.

(xxvi)     In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  To the Company’s knowledge, no such associated costs and liabilities would, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(xxvii)    Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), to the Company’s knowledge, the Company or its subsidiaries own or possess the right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets and know-how used by the Company or its subsidiaries in, and material to, the conduct of the Company’s and its subsidiaries’ business taken as a whole as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted (collectively, the “Intellectual Property”).  Except as would not otherwise reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party.

(xxviii)   There is and has been no failure in any material respects on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xxix)      The Company maintains a system of internal control over financial reporting with respect to itself and its consolidated subsidiaries sufficient to provide reasonable assurance that (i) receipts and expenditures of the Company are made only in accordance with the general or specific authorizations of the management or directors of the Company; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.  The management of the Company concluded that such internal control over financial reporting was effective as of December 31, 2008 and, other than as may result from the Acquisition, there have been no changes in the Company’s internal control over financial reporting since such date that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxx)      The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); based on the evaluation of these disclosure controls and procedures, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of March 31, 2009.

(xxxi)     The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided however, that no such representation is made with respect to any action undertaken by the Underwriters or the Selling Stockholders.

(xxxii)    There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(b)           Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Company and each Underwriter that:

(i)          Such Selling Stockholder is the record and beneficial owner of the number of Preferred Securities set forth opposite such Selling Stockholders name in Column A of Schedule II and on the Closing Date will be the record and beneficial owner of the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in Column B of Schedule II hereto and on each Settlement Date will be the record and beneficial owner of the number of shares of Common Stock  set forth opposite such Selling Stockholder’s name in Column C of Schedule II hereto (assuming that the Underwriters exercise their option to purchase the Option Securities in full and that the Company delivers the Option Securities to the Selling Stockholders in compliance with the Purchase Agreement), in each case free and clear of all liens, encumbrances, equities and claims, has validly entered into the Purchase Agreement and has full power and authority to sell its interest in the Selling Stockholder Securities to be received in consideration for the sale of its Preferred Securities pursuant to the Purchase Agreement, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(ii)         This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.  The Purchase Agreement has been duly authorized, executed and delivered by such Selling Stockholder and (assuming the due authorization, execution and delivery by the Company) constitutes the valid and legally binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

(iii)        Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided however, that no such representation is made with respect to any action undertaken by the Underwriters.

(iv)        No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein (including the Preferred Securities Sale), except such as may have been obtained under the Act, as may be required by the rules of the New York Stock Exchange and the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(v)         Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated (including the Preferred Securities Sale) by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws (or comparable governing documents) of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries (if applicable) is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries (if applicable) of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries (if applicable), other than in each case any conflict, breach, violation or default which would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions herein contemplated.

(vi)        On each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this clause (vi) shall apply only to written information furnished in writing to the Company or to the Underwriters by or on behalf of such Selling Stockholder specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of such Selling Stockholder consists of the information described as such in Section 8(b) hereof.

Any certificate signed by any Selling Stockholder (or any officer thereof, if applicable) and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at the purchase price per share to the Underwriters set forth in Schedule I hereto, the number of Securities set forth opposite such Underwriter’s name in Schedule III hereto.

(b)           Subject to the terms and conditions of this Agreement and the Purchase Agreement and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telefax notice given in accordance with Section 12 hereof by the Representatives to the Company and the Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the Settlement Date.  In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Stockholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold.

(c)           The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives, the Company and the Selling Stockholders shall agree upon, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the respective accounts specified by each of the Company and the Selling Stockholders.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling

Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Stockholders will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date agreed upon by the Company, the Selling Stockholders and the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to the respective accounts specified by each of the Selling Stockholders.  If settlement for the Option Securities occurs after the Closing Date, the Selling Stockholders will deliver to the Representatives on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.             Agreements.  (a)   The Company agrees with the several Underwriters and the Selling Stockholders that:

(i)          Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as practicable the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii)         If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(iii)        If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Disclosure Package or the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Disclosure Package or the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Disclosure Package or the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Disclosure Package or the Final Prospectus and (iv) supply any supplemented Disclosure Package or Final Prospectus to the Representatives in such quantities as they may reasonably request.

(iv)        As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(v)         The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(vi)        The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions in the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(vii)       The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives (such consent not to be unreasonably withheld, conditioned, or delayed), and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending pursuant to reasonable procedures developed in good faith, and record keeping.

(viii)      The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may (A) issue and sell Common Stock pursuant to any employee or director stock option plan, stock ownership plan, restricted, deferred and performance stock plans, or dividend reinvestment plan of the Company in effect at the Execution Time and (B) may issue Common Stock issuable upon the conversion of securities, including upon conversion of the Company’s Cumulative

Convertible Perpetual Preferred Stock, Series C, or the exercise of options or warrants outstanding at the Execution Time.  The Company may also issue and sell Common Stock having an aggregate purchase price of $552 million to The Dow Chemical Company Employees’ Savings Plan (the “Plan”) and register such Common Stock for resale by the Plan trust.  For purposes of clarification, nothing herein is intended to limit the ability of the Company to file a registration statement registering, by the holders’ demand or otherwise, the Preferred Securities or the Company’s Cumulative Convertible Perpetual Preferred Stock, Series C and the underlying Common Stock so as to permit any holder thereof to sell such registrable securities.

(ix)         The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)         The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder; provided, that the Selling Stockholders agree to pay the fees and expenses of their respective counsel and any other fees and expenses of their respective advisors.

(xi)         Solely in connection with the consummation of the transactions contemplated by this Agreement, the Company hereby irrevocably waives, and agrees not to exercise, any rights of first offer to the Securities that the Company may have.

(xii)        The Company agrees to make timely delivery to the Selling Stockholders of the Selling Stockholder Underwritten Securities and the Option Securities, as the case may be, to be delivered under the Purchase Agreement to enable the Selling Stockholders to deliver such Securities hereunder.

(b)           Each Selling Stockholder, severally and not jointly, agrees with the several Underwriters and the Company that:

(i)           Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii)          Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in the name of such Selling Stockholder and the number of shares of Common Stock owned by such Selling Stockholder included under the caption “Selling Stockholders” in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any amendment or supplement thereto.

(iii)         Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Duncan A. Stuart, Assistant General Counsel—Corporate and Financial Law of the Company, to have furnished to the Representatives his opinion dated the Closing Date and addressed to the Representatives, to the effect that:

(i)           the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, and/or operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify would not have a Material Adverse Effect;

(ii)          each of UCC and Rohm and Haas has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own, lease, and/or operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to so qualify would not have a Material Adverse Effect;

(iii)         except as otherwise set forth in the Disclosure Package and the Final Prospectus, all the outstanding shares of capital stock of UCC and Rohm and Haas have been duly authorized and validly issued and are fully paid and non-assessable and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, and except for shares necessary to qualify directors or to maintain any minimum number of shareholders required by law, all outstanding shares of capital stock of UCC and Rohm and Haas are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

(iv)         all outstanding shares of capital stock of the Company (including the Securities being sold hereunder by the Selling Stockholders) have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Disclosure Package and the Final Prospectus; the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus (except for subsequent issuances pursuant to employee benefit plans or pursuant to the exercise of convertible securities or options and except for repurchases in connection with open market or repurchase plans or redemptions of shares of preferred stock); and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(v)          to the knowledge of such counsel, except as disclosed in the Disclosure Package and the Final Prospectus, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect;

(vi)         neither the issuance of the Securities, the sale of the Securities nor the compliance by the Company with all of the provisions of this Agreement nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (A) the charter or by-laws of the Company, UCC or Rohm and Haas, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, other than of the State of New York, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, which conflict, breach, violation, lien, charge or encumbrance, in the case of (B) and (C), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(vii)        the Company is not required to register as an investment company under the Investment Company Act of 1940, as amended; and

(viii)       the documents incorporated by reference in the Disclosure Package and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the applicable requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and nothing has come to his attention that caused him to believe that any of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, such counsel shall state that any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

Such counsel shall also state that no facts came to such counsel’s attention that caused such counsel to believe that (i) the Registration Statement or any amendment thereto (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the

Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Disclosure Package (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Michigan, the corporate law of the State of Delaware or the Federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.  References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)           The Company shall have requested and caused Shearman & Sterling LLP, special counsel to the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

(i)           this Agreement has been duly authorized, executed and delivered by the Company;

(ii)          the Purchase Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by each of the other parties thereto) constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles;

(iii)         no authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, is required for the due execution, delivery or performance by the Company of the Underwriting Agreement or the Purchase Agreement, except as have been obtained and are in full force and effect under the Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities by the Company;

(iv)         the Company Underwritten Securities have been duly authorized by the Company and, when issued and delivered as provided in the Underwriting Agreement, the Company Underwritten Securities will be validly issued, fully paid and non-

assessable, and the issuance of such Securities will not be subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware or the certificate of incorporation or by-laws of the Company;

(v)          the Selling Stockholder Underwritten Securities have been duly authorized by the Company and, when issued and delivered as provided in the Purchase Agreement, the Selling Stockholder Underwritten Securities will be validly issued, fully paid and non-assessable, and the issuance of such Selling Stockholder Underwritten Securities will not be subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware or the certificate of incorporation or by-laws of the Company;

(vi)         the execution and delivery by the Company of the Underwriting Agreement do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not result in a violation of the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Underwriting Agreement or the transactions governed thereby;

(vii)        the statements in the Disclosure Package and the Final Prospectus under the captions “Description of the Financing Transactions,” “Description of the Common Stock” and “Description of Capital Stock,” in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein; and

(viii)       the statements in the Disclosure Package and the Final Prospectus under the caption “Certain United States Federal Tax Considerations for Non-U.S. Holders,” insofar as such statements constitute summaries of legal matters referred to therein and subject to the limitations set forth therein, fairly summarize in all material respects the legal matters referred to therein.

In addition, such counsel shall state that (a) to the best of such counsel’s knowledge based on the telephonic request to the staff of the Commission, the registration is effective and no proceedings for a stop order with respect thereto are pending or are threatened and (b) each of the Registration Statement and the Final Prospectus, excluding the documents incorporated by reference therein (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel expresses no opinion), appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

Such counsel shall also state that no facts came to such counsel’s attention that caused such counsel to believe that (i) the Registration Statement or any amendment thereto (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Disclosure Package (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           The Selling Stockholders shall have requested and caused counsel for the Selling Stockholders, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit B hereto:

(e)           The Representatives shall have received from Mayer Brown LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the President, the Chief Financial Officer or the Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined or cause to be examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)           the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)          no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)         since the date of the most recent financial statements of the Company included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in or affecting the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the date hereof).

(g)           Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by an authorized officer (or comparable person) of such Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date to the same effect as if made on the Closing Date.

(h)           At the Execution Time and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off’ date no more than three business days prior to the Closing Date.

(i)            At the Execution Time and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Rohm and Haas contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off’ date no more than three business days prior to the Closing Date.

(j)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraphs (h) and (i) of this Section 6 or (ii) any change, or any development involving an impending prospective change, in or affecting the business, prospects, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(k)           Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)            Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(m)          The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(n)           At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Mayer Brown LLP, counsel for the Underwriters, at 71 South Wacker Drive, Chicago, Illinois 60606, on the Closing Date.

6A.         Conditions to the Obligations of the Selling Stockholder.  The obligations of the Selling Stockholders to deliver the Selling Stockholder Underwritten Securities and the Option Securities, as the case may be, and the associated certificates and opinions, shall be subject to the Company having delivered to the Selling Stockholders the Securities which the Selling Stockholders are required to deliver hereunder on such date, in all respects in compliance with the Purchase Agreement. The Selling Stockholders shall have no liability to the Underwriters or any other person in the event that they are unable to deliver the Securities to the Underwriters because the Company has failed to deliver such Securities to the Selling Stockholders on a timely basis in compliance with the Purchase Agreement.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable and properly documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.  If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section  (except to the extent caused by the Company’s failure to deliver the Selling Stockholder Underwritten Securities on the Closing Date or Option Securities on the Settlement Date as required by the Purchase Agreement and as set forth Section 6A above), the Company shall be reimbursed on demand for all amounts so paid. by the breaching Selling Stockholder.

8.             Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Selling Stockholder severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company or any Underwriter by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity; it being agreed that the only such information is the information included in the Registration Statement, any Preliminary Prospectus or the Final Prospectus under the caption “Selling Stockholders” adjacent to the name of such Selling Stockholder in the table included therein.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each Selling Stockholder, and each person who controls a Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter contained in clause paragraph (a) above, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and the Selling Stockholders acknowledge that the statements set forth under the heading “Underwriting” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the second sentence of the third paragraph (related to concessions and reallowances) and (iii) the ninth and tenth paragraphs (related to stabilization, syndicate covering transactions and penalty bids) in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(d)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to participate in any such action and appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), approved by the Underwriters in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)           The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters.  The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.            Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule III hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule III hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  During such time, the Company shall be entitled to procure another party or parties to purchase such Securities on such terms; provided that the non-defaulting Underwriters shall consent to such other party or parties, which consent shall not be unreasonably withheld, conditioned, or delayed.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. General Counsel (fax no.:  (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel and to Morgan Stanley & Co. Incorporated (fax no.: (212) 507- 8999), at 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division; if sent to the Company, will be mailed, delivered or telefaxed to the Treasurer, The Dow Chemical Company (fax no. (989) 636-2705) and confirmed to the Treasurer, The Dow Chemical Company at 2030 Dow Center, Midland, Michigan 48674; or, if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

13.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           No Fiduciary Duty.  The Company and the Selling Stockholders each hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the engagement of the Underwriters by the Company and the Selling Stockholders in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholders on related or other matters).  The Company and the Selling Stockholders each hereby agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

15.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.           Waiver of Jury Trial.  The Company, the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.           Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(i)(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the public offering price, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(i)(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Signatures appear on next page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

THE DOW CHEMICAL COMPANY

By:	/s/ Geoffery E. Merszei
	Name:	Geoffery E. Merszei
	Title:	Executive Vice President and Chief Financial Officer

PAULSON & CO. INC., ON BEHALF OF THE SEVERAL FUNDS AND ACCOUNTS MANAGED BY IT,

By:	/s/ Michael Waldorf
	Name:	Michael Waldorf
	Title:	Senior Vice President

Signature page to Equity Underwriting Agreement

THE FIRST 1945 TRUST
THE SECOND 1945 TRUST
THE 1955 TRUST
THE 1956 TRUST

by
/s/ John C. Haas
Name:	John C. Haas
Title:	Trustee

/s/ John Otto Haas
Name:	John Otto Haas
Title:	Trustee

/s/ Thomas Willaman Haas
Name:	Thomas Willaman Haas
Title:	Trustee

/s/ William David Haas
Name:	William David Haas
Title:	Trustee

WACHOVIA BANK, N.A.,
as Trustee

by
/s/ Jason R. Davis
Name:	Jason R. Davis
Title:	S.V.P.

Signature page to Equity Underwriting Agreement

1961 TRUST A

by
/s/ Carole Haas Gravagno
Name:	Carole Haas Gravagno
Title:	Trustee

/s/ John Otto Haas
Name:	John Otto Haas
Title:	Trustee

/s/ Thomas Willaman Haas
Name:	Thomas Willaman Haas
Title:	Trustee

/s/ William David Haas
Name:	William David Haas
Title:	Trustee

1961 TRUST B

by
/s/ John C. Haas
Name:	John C. Haas
Title:	Trustee

/s/ David W. Haas
Name:	David W. Haas
Title:	Trustee

/s/ Leonard C. Haas
Name:	Leonard C. Haas
Title:	Trustee

/s/ Frederick R. Haas
Name:	Frederick R. Haas
Title:	Trustee

Signature page to Equity Underwriting Agreement

The foregoing Agreement is hereby confirmed
and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Clayton H. Hale III
	Name:	Clayton H. Hale III
	Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Kenneth G. Pott
	Name:	Kenneth G. Pott
	Title:	Managing Director

For themselves and the other several Underwriters, if any,
named in Schedule III to the foregoing Agreement.

Signature page to Equity Underwriting Agreement

SCHEDULE I

Underwriting Agreement dated May 6, 2009

Representative(s): Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated

Title, Purchase Price and Description of Securities:

Title: Common Stock, par value $2.50 per share

Number of Underwritten Securities to be sold by the Company: 66,666,683

Price per Share to Public (include accrued dividends, if any): $15.00

Price per Share to the Underwriters: $14.49375

Other provisions: None

Closing Date, Time and Location: May 12, 2009 at 10:00 a.m. New York time, at Mayer Brown LLP, 1675 Broadway, New York, New York 10019.

Type of Offering:  Non-Delayed

Date referred to in Section 5(a)(viii) after which the Company may offer or sell securities issued by the Company without the consent of the Representative(s):  August 4, 2009

S-I-1

SCHEDULE II

SELLING STOCKHOLDERS

	Column A	Column B	Column C
Name of Seller Stockholder	Number of Cumulative Perpetual Preferred Securities, Series B Owned	Number of Shares of Selling Stockholder Underwritten Securities	Number of Shares of Option Securities
Paulson Partners LP	15,301	1,073,728	—
Paulson International LTD	50,370	3,534,649	—
Paulson Partners Enhanced LP	25,087	1,760,448	—
Paulson Enhanced LTD	123,639	8,676,205	—
Paulson Advantage Master LTD	196,203	3,821,028	2,541,427
Paulson Advantage Plus Master LTD	554,599	10,800,643	7,183,748
HFR MA Strategic Master Trust	2,019	141,681	—
Institutional Benchmarks Series (Master Feeder) Limited	2,830	198,592	—
dbX – Risk Arbitrage 1 Fund	1,189	83,437	—
dbX – Risk Arbitrage 6 Fund	2,703	189,680	—
Paulson Advantage Select Master Fund Ltd	4,434	86,383	57,434
Lyxor/Paulson International Fund Limited	5,466	383,569	—
Lyxor/Paulson Advantage Fund Limited	16,160	1,134,007	—
Address for Communications for the Selling Stockholders listed above (collectively, the “Paulson Selling Stockholders”):

Paulson & Co. Inc.
1251 Avenue of the Americas
50th Floor
New York, NY 10020
Attn:  Michael Waldorf
Tel:  (212) 956-2472
Fax: (212) 351-5887

THE FIRST 1945 TRUST Address for Communications:	44,875	1,144,637	351,196

S-II-1

	Column A	Column B	Column C
Name of Seller Stockholder	Number of Cumulative Perpetual Preferred Securities, Series B Owned	Number of Shares of Selling Stockholder Underwritten Securities	Number of Shares of Option Securities
Haas Trust Office
1717 Arch St., 14th Floor
Philadelphia, PA 19103
Attn:      Dr. Janet Haas,
              Executive Trust Advisor
Tel:        (215) 988-1830
Fax:       (215) 557-8077

Wachovia Bank, N.A., as Trustee
Calibre
1500 Market Street, PA 4394
Philadelphia, PA 19102
Attn:      Jason Davis and
              Jack Ginter
Tel:        (215) 973-3155
Fax:       (215) 973-3191

THE SECOND 1945 TRUST Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077 Wachovia Bank, N.A., as Trustee Calibre 1500 Market Street, PA 4394 Philadelphia, PA 19102 Attn: Jason Davis and Jack Ginter Tel: (215) 973-3155 Fax: (215) 973-3191 (215) 973-3190	528,375	13,477,388	4,135,108

S-II-2

	Column A	Column B	Column C
Name of Seller Stockholder	Number of Cumulative Perpetual Preferred Securities, Series B Owned	Number of Shares of Selling Stockholder Underwritten Securities	Number of Shares of Option Securities
THE 1955 TRUST Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077 Wachovia Bank, N.A., as Trustee Calibre 1500 Market Street, PA 4394 Philadelphia, PA 19102 Attn: Jason Davis and Jack Ginter Tel: (215) 973-3155 Fax: (215) 973-3191 (215) 973-3190	114,250	2,914,202	894,130
THE 1956 TRUST Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077 Wachovia Bank, N.A., as Trustee Calibre 1500 Market Street, PA 4394 Philadelphia, PA 19102 Attn: Jason Davis and	425,500	10,853,331	3,330,000

S-II-3

	Column A	Column B	Column C
Name of Seller Stockholder	Number of Cumulative Perpetual Preferred Securities, Series B Owned	Number of Shares of Selling Stockholder Underwritten Securities	Number of Shares of Option Securities
Jack Ginter Tel: (215) 973-3155 Fax: (215) 973-3191 (215) 973-3190
1961 TRUST A Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077	68,500	1,747,246	536,087
1961 TRUST B Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077	68,500	1,747,246	536,087
Total	2,250,000	63,768,100	19,565,217

S-II-4

SCHEDULE III

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	27,391,305
Morgan Stanley & Co. Incorporated	27,391,305
Merrill Lynch, Pierce, Fenner & Smith Incorporated	27,391,305
HSBC Securities (USA) Inc.	22,173,913
ABN AMRO Incorporated	4,891,304
Deutsche Bank Securities Inc.	4,891,304
Mitsubishi UFJ Securities (USA), Inc.	4,891,304
Mizuho Securities USA	4,891.304
Santander Investment Securities Inc.	2,608,695
Scotia Capital (USA) Inc.	2,608,695
BNY Mellon Capital Markets, LLC	1,304,349
Total	130,434,783

S-III-1

SCHEDULE IV

Schedule of Free Writing Prospectuses included in the Disclosure Package

Pricing term sheet, dated May 6, 2009

S-IV-1

Exhibit A

The Dow Chemical Company
Public Offering of Common Stock

            , 2009

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
     As Representatives of the several Underwriters,
c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between The Dow Chemical Company, a Delaware corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $2.50 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without your prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of or transferred as bona fide gifts, to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or by operation of law, pursuant to the “cashless” exercise of any stock option granted as a direct or indirect result of any employee stock option program of the Company, in each case approved by you; provided that any transferee shall agree to be bound by the terms of this letter agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Name:
Address:

Ex. A-1

Exhibit B

Form of Opinion of Internal Counsel to the Paulson Selling Stockholders

1.           The Underwriting Agreement has been authorized, executed and delivered by or on behalf of each of the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Securities being sold by such Selling Stockholder hereunder.

2.           The sale of the Securities by each Selling Stockholder and the consummation by each Selling Stockholder of the transactions contemplated in the Underwriting Agreement will not (a) violate the certificate of limited partnership or partnership agreement (or comparable governing documents) or any of the Selling Stockholders, (b) result in a breach of any of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument known to me to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or (c) violate any judgment, order or decree known to me of any U.S. federal or New York State court or governmental agency or body having jurisdiction over such Selling Stockholder, except, in the case of clauses (b) and (c) only, for such breaches, violations or defaults that would not materially adversely affect the ability of such Selling Stockholder to perform its obligations under the Underwriting Agreement.

Form of Opinion of External Counsel to the Paulson Selling Stockholders

1.           The sale of the Securities by each Selling Stockholder and the consummation by each Selling Stockholder of the transactions contemplated in the Underwriting Agreement will not violate any U.S. federal or New York State statute, rule or regulation (no opinion being given hereby as to any federal or state securities or antifraud statutes, rules or regulations).

2.           No consent, approval, authorization or order of any U.S. federal or New York State court or governmental agency or body is required to be obtained or made by any of the Selling Stockholders for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the sale of the Securities to be sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state or foreign securities or blue sky laws in connection with the purchase and distribution of such Securities by the Underwriters or the rules of the NYSE and FINRA.

3.           Upon (i) payment for the Securities to be sold by the Selling Stockholders as provided in the Underwriting Agreement, (ii) delivery of certificates representing such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, (iii) registration of such Securities in the name of Cede or such other nominee by the issuer of such Securities and (iv) DTC indicating by book entry on its records that such Securities have been credited to securities accounts of the Underwriters, (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Securities, and (B) under Section 8-502 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlement (having assumed for purposes of our opinions in this paragraph 3 that when such payment, delivery, registration and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated

Ex. B-1

by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) none of the DTC or the Underwriters have “notice of an adverse claim” (as defined in Section 8-105 of the UCC) to the Securities).

Form of Opinion of Dechert LLP on behalf of The First 1945 Trust, The Second 1945 Trust, The 1955 Trust, The 1956 Trust, 1961 Trust A and 1961 Trust B

1.           This Agreement has been duly authorized, executed and delivered by the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by such Selling Stockholder hereunder.

2.           The Purchase Agreement has been duly authorized, executed and delivered by the Selling Stockholders and (assuming the due authorization, execution and delivery by the Company) constitutes the valid and legally binding obligation of the Selling Stockholders enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

3.           Upon payment for the Securities to be sold by each Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to The Depository Trust Company (“DTC”) or to such other nominee as may be designated by DTC, registration of such Securities in the name of DTC or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”) to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Securities and (B) no action based on any “adverse claim” (within the meaning of Section 8-102 and Section 8-105 of the UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlement.

4.           To such counsel’s knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

5.           To such counsel’s knowledge, neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation, judgment, decree or order known to us to be applicable to any

Ex. B-2

Selling Stockholder of any governmental agency or body or any court having jurisdiction over any Selling Stockholder or (ii) the constituent documents of any Selling Stockholder.

Ex. B-2